Exhibit 10.44

CESSION AND PLEDGE IN SECURITY

Between

NET1 UEPS TECHNOLOGIES, INC.

and

INVESTEC BANK (UK) LIMITED

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23.	GENERAL	27

24.	COSTS	28

25.	COUNTERPARTS	28

SCHEDULE 1: FORM OF NOTICE AND ACKNOWLEDGEMENT TO NET1 SA

CESSION AND PLEDGE IN SECURITY

1.	PARTIES

1.1	The Parties to this Agreement are:

1.1.1	NET1 UEPS TECHNOLOGIES, INC.; and

1.1.2	INVESTEC BANK (UK) LIMITED.

1.2	The Parties agree as set out below.

2.	DEFINITIONS AND INTERPRETATION

2.1

The headings to the clauses and schedule of this Agreement are for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of this Agreement nor any clause or schedule hereof.

2.2	Unless inconsistent with the context the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

2.2.1

“Additional Net1 South Africa Shares” means, in addition to the Initial Net1 South Africa Shares, all shares in the issued share capital of Net1 South Africa, from time to time, which are issued to or held by the Parent from time to time and including but not limited to any such shares which may be issued or transferred to the Parent in the future, together with all dividends, rights to dividend and voting rights which accrue and attach to such shares;

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2.2.2	“Agreement” means this Cession and Pledge in Security and its Schedules;

2.2.3	“Articles of Association” means the articles of association of Net1 South Africa;

2.2.4	“Borrower” means the Smartswitch Netherlands C.V. (Registration No. 24439756), a limited partnership duly established according to the laws of the Netherlands;

2.2.5

“Claims” means all current and future claims (including, but not limited to all or any shareholder loans) which the Parent has or will have against Net1 South Africa on any account whatsoever, together with the benefit of any security interest for the time being held by the Parent in respect of such claims;

2.2.6	“Documents of Title” means the share certificates and other documents of title referred to in clause 6.1;

2.2.7

“Encumbrance” means any mortgage, pledge, lien, assignment or cession conferring security, hypothecation, security interest, preferential right or trust arrangement or any other agreement or arrangement, the effect of which is the creation of security;

2.2.8

“Facility Agreement” means the Facility Agreement dated 27 August 2008 between the Borrower, Net1 Netherlands and the Lender pursuant to which the Lender agrees to advance a loan of US$110 000 000 (One Hundred and Ten Million United States Dollars) to the Borrower;

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2.2.9

“Guarantee” means Deed of Guarantee dated 27 August 2008 between the Parent and the Lender pursuant to which the Parent guarantees to the Lender punctual performance by each Obligor of all moneys, obligations and liabilities owed or payable by the Obligors to the Lender under or in connection with the Facility Agreement or any Finance Document;

2.2.10

“Indebtedness” shall be widely construed so as to include any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent;

2.2.11	“Initial Net1 South Africa Shares” means, collectively:

2.2.11.1

170 647 911 (one hundred and seventy million six hundred and forty-seven thousand nine hundred and eleven) class “A” ordinary shares of R0,01 (one cent) each in the issued share capital of Net1 South Africa constituting 100% (one hundred percent) of the entire issued ordinary share capital of Net1 South Africa as at the Signature Date;

2.2.11.2

201 001 369 (two hundred and one million and one thousand and thirty-six) class “B” preference shares of R0,001 (one tenth of a cent) each in the issued share capital of Net1 South Africa constituting 84.4% (eight-four comma four percent) of the entire issued class “B” preference shares in Net1 South Africa as at the Signature Date, in each case, together with all dividends, rights to dividend and voting rights which accrue and attach to such shares;

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2.2.12

“Lender” means Investec Bank (UK) Limited, a public company and registered bank duly incorporated according to the company and banking laws of the United Kingdom, and its successors in title, permitted assigns and transferees in accordance with the terms of the Facility Agreement;

2.2.13	“Net1 Netherlands” means Net1 Applied Technologies Netherlands B.V. (Registration No. 34307123), a company duly incorporated according to the company laws of the Netherlands;

2.2.14	“Net1 South Africa” means Net1 Applied Technologies South Africa Limited (Registration No. 2002/031446/06), a public company duly incorporated according to the company laws of South Africa;

2.2.15	“Obligors” shall bear the meaning defined in the Facility Agreement;

2.2.16	“Parent” means Net1 UEPS Technologies, Inc. (Registration No. P97000041098), a corporation incorporated under the laws of Florida, United States of America;

2.2.17	“Parties” means the Parent and the Lender and “Party” means, as the context requires, either one of them;

2.2.18	“Pledged Shares” means collectively:

2.2.18.1	the Additional Net1 South Africa Shares; and

2.2.18.2	the Initial Net1 South Africa Shares;

2.2.19	“Rights and Interests” means all of the Parent’s rights of any nature whatsoever to and interests of any nature whatsoever in the Pledged

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Shares and the Claims, whether actual, prospective or contingent, direct or indirect, whether a claim to the payment of money or to the performance of any other obligation, and whether or not the said rights and interests were within the contemplation of the Parties at the Signature Date;

2.2.20

“Secured Obligations” means all of the obligations or Indebtedness (actual or contingent), present or future, from whatsoever cause and howsoever arising which the Parent may now or at any time hereafter owe or have towards the Lender under or in connection with the Guarantee;

2.2.21	“Security Cession” means the cession in securitatem debiti and pledge contemplated by this Agreement;

2.2.22	“Signature Date” means the date of the signature of the Party last signing this Agreement in time;

2.2.23	“Utilisation Date” shall bear the meaning defined in the Facility Agreement.

2.3	Unless inconsistent with the context or save where the contrary is expressly indicated:

2.3.1

if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

2.3.2	when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the

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last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

2.3.3	in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the previous Business Day;

2.3.4

in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the subsequent Business Day;

2.3.5	any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

2.3.6

any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

2.3.7	no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a Party to this Agreement; and

2.3.8	references to day/s, month/s or year/s shall be construed as Gregorian calendar day/s, month/s or year/s.

2.4	Unless inconsistent with the context, an expression which denotes:

2.4.1	any one gender includes the other genders;

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2.4.2	a natural person includes an artificial person and vice versa; and

2.4.3	the singular includes the plural and vice versa.

2.5

Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.6

The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of this Agreement.

2.7

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.8

This Agreement shall be binding on and enforceable by the estates, heirs, executors, administrators, trustees, permitted assigns or liquidators of the Parties as fully and effectually as if they had signed this Agreement in the first instance and reference to any Party shall be deemed to include such Party’s estate, heirs, executors, administrators, trustees, successors-in-title, permitted assigns or liquidators, as the case may be.

2.9

The use of any expression in this Agreement covering a process available under South African law such as winding-up (without limitation eiusdem generis) shall, if any of the Parties to this Agreement is subject to the law of any other

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jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.10	Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

3.	INTRODUCTION

As security for the due performance of the Secured Obligations, the Parent has agreed to pledge all of the Pledged Shares and cede in securitatem debiti all of the Rights and Interests to the Lender on the terms and conditions set out in this Agreement.

4.	CESSION AND PLEDGE

The Parent hereby pledges to the Lender all of the Pledged Shares and cedes in securitatem debiti to the Lender all of the Rights and Interests, as a continuing general covering collateral security for the due, proper and timeous payment and performance in full of all of the Secured Obligations, on the terms and conditions set out in this Agreement, which pledge and cession the Lender hereby accepts.

5.	WARRANTIES, REPRESENTATIONS AND UNDERTAKINGS BY THE PARENT

5.1                The Parent, on each day that this Agreement is in force:

5.1.1

warrants and represents that it is and will remain the sole and beneficial owner of the Pledged Shares and the Rights and Interests to the exclusion of all others and, save as otherwise contemplated in Article 28.3 of the Articles of Association (prior to the deletion thereof as contemplated in clause 5.1.4 below), no person has an option or right of refusal over the Pledged Shares and/or the Rights and Interests;

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5.1.2	warrants and represents that the Initial Net1 South Africa Shares are fully paid for and constitute:

5.1.2.1	100% (one hundred percent) of the entire issued class “A” ordinary share capital of Net1 South Africa; and

5.1.2.2	84.4% (eighty-four comma four percent) of the entire issued class “B” preference share capital of Net1 South Africa, as at the Signature Date;

5.1.3	warrants and represents that the Pledged Shares have been issued by Net1 South Africa in accordance and compliance with all applicable laws and/or regulations;

5.1.4

warrants and represents that the Pledged Shares pledged and the Rights and Interests ceded in securitatem debiti to the Lender under this Agreement have not been pledged and/or ceded (either outright or as security), discounted, factored, mortgaged under notarial bond or otherwise, or otherwise disposed of or hypothecated, nor are they subject to any other rights in favour of any person (including without limitation any rights of pre-emption), save for the rights set out in Article 28.3 of the Articles of Association which rights shall be deleted from the Articles of Association pursuant to an amendment to the Articles of Association by way of a special resolution adopted and registered with the Registrar of Companies within 40 (forty) days (or such longer period as may be acceptable to the Lender) after the Signature Date;

5.1.5

warrants and represents that all obligations undertaken by it under this Agreement have been authorised by all necessary corporate and/or other action and the constitutional documents of the Parent do not place any

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limitations or restrictions on the Parent to pledge any of the Pledged Shares and cede in securitatem debiti the Rights and Interests as provided for in this Agreement;

5.1.6

warrants and represents that to the best of its knowledge and belief the issue of the Security Cession and the fulfilment of its obligations in accordance with the terms thereof do not contravene any law, regulation or any contractual obligation binding on it;

5.1.7	waives any and all rights in respect of the Pledged Shares and/or the Rights and Interests which it may have in conflict with the rights of the Lender under this Agreement;

5.1.8

acknowledges that it may not pledge, cede, assign or transfer or in any other manner encumber or deal with the Pledged Shares and/or the Rights and Interests without the prior written consent of the Lender (which consent shall not be unreasonably withheld or delayed);

5.1.9

agrees that on the occurrence of any breach or default in respect of any Secured Obligation and a failure to remedy such breach or default in accordance with the terms of the Guarantee, it will, upon exercise by the Lender of its rights under clause 8 below, forthwith pay over to the Lender any interest or other benefits of any nature accrued and/or received in respect of the Pledged Shares and the Rights and Interests relating to the period after such a breach by depositing the same into a nominated account as the Lender may from time to time direct in writing; and

5.1.10	undertakes and agrees to the extent possible to prevent any variation of the value of, or rights relating to, the Pledged Shares and/or the Rights and

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Interests without the prior written consent of the Lender (which consent shall not be unreasonably withheld or delayed).

5.2

Should any of the Pledged Shares and/or the Rights and Interests be subject to any right in breach of the representation and warranty in clause 5.1.4, then, without prejudice to any other rights that the Lender may have, any reversionary or other interests the Parent may have in such Pledged Shares and/or the Rights and Interests are also ceded in securitatem debiti to the Lender, and if the holder of that cession or right is entitled to possession of any of the documents referred to in clause 6 below, and it exercises that right, then the Parent shall deliver photocopies of the documents to the Lender, and as soon as the holder of that cession or right ceases to be entitled to possession or gives up possession, the Parent shall deliver the relevant documents to the Lender.

5.3

It is recorded that the Lender has entered into this Agreement, the Facility Agreement and the Guarantee on the strength of and relying on the warranties and representations in this clause 5, each of which shall be deemed to be a separate warranty and representation, given without prejudice to any other warranty or representation, and deemed to be a material representation inducing the Lender to enter into this Agreement, the Facility Agreement and the Guarantee.

6.	DELIVERY OF DOCUMENTS

6.1	The Parent shall deliver to the Lender (or its nominee) to be held by or on behalf of the Lender:

6.1.1	in relation to the Initial Net1 South Africa Shares:

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6.1.1.1	the original share certificate(s) in respect of the Initial Net1 South Africa Shares;

6.1.1.2	share transfer forms in respect of the Initial Net1 South Africa Shares duly signed by the Parent as transferor and blank as to transferee,

on or before the Utilisation Date; and

6.1.2	in relation to any Additional Net1 South Africa Shares acquired by the Parent during any calendar month ending after the Signature Date:

6.1.2.1	the original share certificate(s) in respect of such Additional Net1 South Africa Shares;

6.1.2.2	share transfer forms in respect of such Additional Net1 South Africa Shares duly signed by the Parent as transferor and blank as to transferee,

by no later than the 10th (tenth) Business Day after the end of each such calendar month.

6.2

The Lender or its nominee on behalf of the Lender shall be entitled to retain possession of the Documents of Title, and to deal with them in accordance with the provisions of this Agreement until all the Secured Obligations have been unconditionally and irrevocably finally discharged or released (“Discharge Date”), as the case may be, whereupon the Documents of Title shall, within 10 (ten) Business of the Discharge Date, be returned to the Parent.

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6.3	In addition to the documents referred to above, the Parent shall deliver to the Lender:

6.3.1

a written notice and acknowledgement substantially in the form of Schedule 1 hereto notifying Net1 South Africa of the Security Cession and signed by Net1 South Africa to acknowledge such cession and pledge on or before the Utilisation Date;

6.3.2

any other documents relating to the Pledged Shares and/or the Rights and Interests for which it may at any time reasonably call, which documents shall be delivered to the Lender within a reasonable period, as agreed between the Lender and the Parent, and failing such agreement, within 10 (ten) Business Days.

6.4

The Parent shall generally do everything that may be required by the Lender for the purposes of and to give effect to this Agreement, failing which the Lender may, if possible, attend thereto and recover from the Parent any expenses incurred in doing so.

7.	RIGHTS, POWERS AND PRIVILEGES ATTACHING TO THE PLEDGED SHARES AND THE RIGHTS AND INTERESTS

7.1

This Agreement operates in respect of all rights, powers and privileges attaching to the Pledged Shares and the Rights and Interests, including but not limited to those set out in clause 7.2 below and such rights, powers and privileges shall accordingly vest in the Lender with the power to exercise them either in its own name or in the name of the Parent, upon the occurrence of any breach of the Secured Obligations which has not been remedied in accordance with the terms of the Guarantee. Alternatively, the Parent shall, if the Lender so directs,

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exercise its rights, powers and privileges in its own name and in accordance with the Lender’s directions to the greatest extent permitted by applicable law.

7.2	Such rights, powers and privileges attaching to the Pledged Shares and/or the Rights and Interests include (but are not limited to) the following:

7.2.1	the right to receive payment of that portion of the dividends and other benefits which become due in respect of the Pledged Shares and/or the Rights and Interests from time to time;

7.2.2	the right to exercise any rights to appoint directors to the board of Net1 South Africa;

7.2.3	the right to receive notices of every general meeting of shareholders of Net1 South Africa, which are to be forwarded to the Lender just as if it were a shareholder of Net1 South Africa; and

7.2.4	the right to attend every general meeting of the shareholders of Net1 South Africa and to exercise the votes attaching to the Pledged Shares at such meetings.

7.3	For the avoidance of doubt, for so long as the Parent is not in breach of the Secured Obligations, the provisions of clause 7.1 and 7.2 above will not apply.

8.	REALISATION

8.1

If the Parent commits any breach or default of the Secured Obligations and fails to remedy such breach or default in accordance with the terms of the Guarantee, the Parent hereby irrevocably and unconditionally authorises and empowers the Lender or its nominee, without any further authority or consent of any nature

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whatsoever required from the Parent, but subject to applicable law, and in the name of the Lender or in the name of the Parent to:

8.1.1

exercise all or any of the rights, including voting rights attached to the Pledged Shares, powers and privileges and enforce all or any obligations attaching to the Pledged Shares and/or the Rights and Interests in such manner and on such terms as the Lender in its sole discretion deem fit; and/or

8.1.2	receive payment for, delivery of and/or performance in respect of, the Pledged Shares and/or the Rights and Interests in its own name; and/or

8.1.3	at the Lender’s election:

8.1.3.1

to sell or otherwise realise the Pledged Shares and/or the Rights and Interests or any one of them either by public auction or by private treaty, in the latter case on reasonable notice to the Parent not exceeding 10 (ten) Business Days, as the Lender may deem fit; and/or

8.1.3.2

to take over the Pledged Shares and/or the Rights and Interests at the fair market value thereof which, in the absence of agreement within 10 (ten) Business Days after delivery by the Lender to the Parent of a written notice stating that the Lender intends to exercise its rights pursuant to this clause 8.1.3.2, shall be determined by an independent accountant agreed to by the Parties or, failing agreement within 5 (five) Business Days, appointed, at the request of either Party, by the President for the time being of the Southern African Institute of Chartered Accountants (or the successor body thereto) (which independent accountant shall act as an expert and not

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as an arbitrator, shall be instructed to make his determination within 10 (ten) Business Days of being requested to do so and shall determine the liability for his charges which will be paid accordingly, provided that if any determination is manifestly unjust and the court exercises its general power, if any, to correct such determination, the Parties shall be bound thereby) and, subject to the provisions of clause 9, set off the purchase price payable by the Lender for the Pledged Shares and/or the Rights and Interests against the Parent’s indebtedness to the Lender in respect of the Secured Obligations on the basis that any excess on realisation or any balance owing to the Parent, as the case may be, will be paid to the Parent and any shortfall will remain as a debt due by the Parent to the Lender; and/or

8.1.4

institute any legal proceedings which the Lender may deem necessary in connection with any sale or other realisation or transfer of any of the Pledged Shares and/or the Rights and Interests by the Lender or its nominee; and/or

8.1.5

to convey valid title in the Pledged Shares and/or the Rights and Interests to any purchaser thereof (including the Lender) and/or to take all such further or other steps as the Lender may consider necessary to deal with the Pledged Shares and/or the Rights and Interests.

8.2	On the Lender taking any actions in terms of clause 8.1, or otherwise as required by the Lender, the Parent shall on demand by the Lender:

8.2.1	notify Net1 South Africa, in writing, that payment for, delivery of or performance in respect of the relevant Pledged Shares and/or the relevant

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Rights and Interests must be made to the Lender, and that payment, delivery or performance to the Parent or to anyone else will not constitute valid payment, delivery or performance, and the Lender shall be entitled to do likewise. The Parent shall on demand by the Lender provide proof that such notification has been duly given;

8.2.2

refuse to accept any payment, delivery or performance tendered in respect of any of the Pledged Shares and/or the Rights and Interests in order that such payment, delivery or performance be tendered to the Lender, which will apply any payment so received in accordance with the provisions of clause 9;

8.2.3

at its own cost carry out any lawful directions the Lender may give in regard to the realisation of the Pledged Shares and/or the Rights and Interests and sign any document or do any other reasonable and lawful act necessary to vest the Pledged Shares and/or the Rights and Interests in the Lender, to enable the sale or disposition of the Pledged Shares and/or the Rights and Interests, which may otherwise be necessary or required to perfect the Security Cession created in this Agreement.

8.3

Notwithstanding anything to the contrary contained in this Agreement, the Lender shall not be obliged to take any particular steps to collect or otherwise enforce its rights in respect of the Pledged Shares and/or the Rights and Interests.

9.	APPROPRIATION OF PROCEEDS

The Lender shall apply the net proceeds of all amounts received pursuant to the sale or other realisation of the Pledged Shares and/or the Rights and Interests (after deducting all properly evidenced costs and expenses incurred by the Lender in relation to such

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realisation) in reduction or discharge, as the case may be, of the Parent’s obligations under the Secured Obligations in its sole discretion as it deems fit. Any amount remaining thereafter shall, within 10 (ten) Business Days after receipt of the excess sale or realisation proceeds, be paid to the Parent provided that all of the Secured Obligations have been completely, unconditionally and irrevocably fulfilled.

10.	AUTHORITY

If at any time during this Agreement the Lender becomes entitled to exercise its rights under clause 8.1, the Parent hereby authorises and appoints the Lender irrevocably and in rem suam as the Parent’s attorney and agent in the Parent’s name, place and stead to sign and execute:

10.1	any proxy in favour of the Lender or its nominee to enable the Lender to exercise any voting rights attaching to the Shares or any of them; and

10.2	such documents as may be necessary:

10.2.1	in order to render the Pledged Shares and/or the Rights and Interests or any of them negotiable including, without limitation, the signature of transfer declarations;

10.2.2	to enable the Lender to receive payment of the purchase price of the Pledged Shares and/or the Rights and Interests subject to the provisions of clause 9; and/or

10.2.3	to enable the Lender to exercise any of its rights granted to it herein.

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11.	DURATION

This Agreement is a continuing covering security and will ipso facto terminate only upon the unconditional and irrevocable fulfilment of all the Secured Obligations. In particular, this Agreement shall not terminate by reason solely of the fact that there may at any time be reduced obligations or debts owing by the Borrower under the Facility Agreement.

12.	ADDITIONAL SECURITY

This Agreement is in addition to and not in substitution for any other security held or hereafter to be held by the Lender from any party in connection with the Secured Obligations, or otherwise and the Lender shall, without prejudice to its rights hereunder, be entitled to release any such additional security held by it.

13.	CESSION

The Lender shall be entitled to cede, assign or delegate all, or any part of, its rights and/or obligations, as the case may be, under this Agreement or under any security granted by the Parent to the Lender in terms of this Agreement to any other party who becomes a lender under the Facility Agreement without the prior consent of the Parent; provided that the Parent shall be given written notice of any such cession, assignment or delegation. To the extent that any such cession, assignment or delegation results in a splitting of claims against the Parent, the Parent consents to such splitting of claims.

14.	PARENT BOUND NOTWITHSTANDING CERTAIN CIRCUMSTANCES

14.1	The Parent agrees that on signature hereof it will be bound in terms of this Agreement to the full extent thereof, despite the fact that:

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14.1.1	any intended additional security from the Parent for the Secured Obligations may not be obtained or protected or may be released or may cease to be held for any other reason;

14.1.2	the Lender and the Parent may agree a variation or novation of any of the Secured Obligations;

14.1.3	the Lender may grant any indulgence to the Parent or any surety or may not exercise any one or more of its rights hereunder or under the Secured Obligations, either timeously or at all;

14.1.4

any insolvency, administration, judicial management, reorganisation, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against the Lender, the Parent, or any other person; and

14.1.5

any other fact or circumstance may arise (including any act or omission by the Lender) on which the Parent or any surety might otherwise be able to rely on a defence based on prejudice, waiver or estoppel.

14.2	If the Parent suffers any loss arising from any of the facts, circumstances, acts or omissions referred to above, the Parent will have no claim against the Lender in respect thereof.

15.	SHARES AND RIGHTS AND INTERESTS TO BE KEPT FREE OF ENCUMBRANCES

The Parent shall at all times keep the Pledged Shares and the Rights and Interests free of Encumbrances, (save as for such Encumbrances created or required to be created in terms of the Facility Agreement) and shall not prejudice, compromise, grant any

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indulgences or agree to vary the terms of any document creating the Pledged Shares and the Rights and Interests without the prior written consent of the Lender.

16.	EXEMPTION FROM LIABILITY

The Lender and its officers, trustees, agents, beneficiaries, employees and advisors shall not be liable for any loss or damage, whether direct, indirect, consequential or otherwise, suffered by the Parent arising from any cause in connection with this Agreement, whether the loss or damage results from breach of contract (whether total, fundamental or otherwise), delict, negligence or any other cause and whether this Agreement has been terminated or not, other than as a result of the Lender’s gross negligence or wilful misconduct.

17.	CERTIFICATE OF INDEBTEDNESS

A certificate signed by any manager or director of the Lender whose appointment need not be proved, reflecting the amount owing by the Parent to the Lender under the Guarantee and the due date for payment of such amounts will, in the absence of manifest error, be prima facie evidence of the contents thereof.

18.	RENUNCIATION OF BENEFITS

The Parent hereby renounces the legal benefits and exceptions of excussion, division, non numeratae pecuniae, non causa debiti, revision of accounts and errore calculi, the Parent declaring itself to be fully acquainted with the full meaning and effect of this renunciation.

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19.	NOTICES AND DOMICILIA

19.1	Notices

19.1.1	Each Party chooses the address set out opposite its name below as its address to which any written notice in connection with this Agreement may be addressed.

19.1.1.1	Parent:

Physical Address:	4th Floor, President Place
Corner Jan Smuts Avenue and Bolton
Road
Rosebank
JOHANNESBURG
2196
South Africa

Telefax No:	+27 11 880 7080
Attention:	Mr Herman Kotze

19.1.1.2	Lender:

Physical Address:	2 Gresham Street
LONDON
EC2V 7QP
United Kingdom

Telefax No:	+44 207 597 4913
Attention:	Kim Boatwright

19.1.2

Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax transmitted to its telefax number set out opposite its name above.

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19.1.3

Either Party may by written notice to the other Party change its chosen address and/or telefax number for the purposes of clause 19.1.1 to any other address(es) and/or telefax number, provided that the change shall become effective on the 14th (fourteenth) day after the receipt of the notice by the addressee.

19.1.4	Any notice given in terms of this Agreement shall:

19.1.4.1	if delivered by hand be deemed to have been received by the addressee on the date of delivery;

19.1.4.2	if transmitted by facsimile be deemed to have been received by the addressee on the 1st (first) Business Day after the date of transmission;

unless the contrary is proved.

19.1.5

Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address and/or telefax number.

19.2	Domicilia

19.2.1

Each of the Parties chooses its physical address set out opposite its name in clause 19.1 as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be served.

19.2.2	Either Party may by written notice to the other Party change its domicilium from time to time to another address, not being a post office box or a poste

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restante, in South Africa; provided that any such change shall only be effective on the fourteenth day after the receipt or deemed receipt of the notice by the other Party pursuant to clause 19.1.4.

20.	GOVERNING LAW

The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.

21.	JURISDICTION

The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa (or any successor to that division) in regard to all matters arising from this Agreement.

22.	SEVERABILITY

Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

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23.	GENERAL

23.1	This document constitutes the sole record of the Agreement between the Parties in regard to the subject matter thereof.

23.2	Neither Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

23.3

No addition to, variation or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of both the Parties.

23.4

No latitude, extension of time or other indulgence which may be given or allowed by either Party to the other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by either Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party’s rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

23.5

The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

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23.6

The Parent shall not be entitled to cede or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender, which consent may not unreasonably be withheld or delayed.

24.	COSTS

24.1	The Parent shall bear the costs of and incidental to the negotiation, preparation and execution of this Agreement and the implementation of the transactions contemplated therein.

24.2

All legal costs incurred by either Party in consequence of any default of the provisions of this Agreement by the other Party shall be payable on demand by the defaulting Party on the scale as between attorney and own client and shall include collection charges, the costs incurred by the non-defaulting Party in endeavouring to enforce such rights prior to the institution of legal proceedings and the costs incurred in connection with the satisfaction or enforcement of any judgement awarded in favour of the non-defaulting Party in relation to its rights in terms of or arising out of this Agreement.

25.	COUNTERPARTS

This Agreement may be executed by each Party signing a separate copy thereof and each of the copies together shall constitute the Agreement of the Parties.

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SIGNED at Rosebank on this the 27th day of August 2008.

For and on behalf of
NET1 UEPS TECHNOLOGIES, INC.

/s/ Herman Kotze
Name: HG Kotze
Capacity: CFO
Who warrants his authority hereto

/s/ Serge CP Belamant
Name: SCP Belamant
Capacity: CEO
Who warrants his authority hereto

SIGNED at Gresham St, London on this the 27th day of August 2008.

For and on behalf of
INVESTEC BANK (UK) LIMITED

/s/ Charles Stott
Name: Charles Stott
Capacity: Authorized Signatory
Who warrants his authority hereto

/s/ Michael Kurland
Name: Michael Kurland
Capacity: Authorized Signatory
Who warrants his authority hereto